Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2026 with respect to the financial statements of Avere Therapeutics, Inc. included in the Proxy Statement of NextCure, Inc. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-298424) and Prospectus of NextCure, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 5, 2026